Mining Lease With Option to Purchase

Between:

Athena Minerals, Inc. (Hereinafter referred to as The Lessee)

And:

Bruce D. and Elizabeth K. Strachan as Trustees of the Bruce and Elizabeth Strachan Revocable Living Trust dated 7-25-2007. (Hereinafter referred to as the Lessor)

Subject Property:  Assessors parcel number 0517-251-05-0-000 San Bernardino County, California, 413.22 acres described as the land embraced within the Quad Duece I, Quad Duece II, Quad Duece IV, Quad Duece V, Quad Deuce X, Quad Deuce XII, Quad Deuce XIV, Quad Duece 22, Pal #16, Pal #17, Pal #35, Pal #36, Langtry #1, Langtry #2, Langtry #4, Langtry #5, Langtry #6, Cisco #1, Cisco #2 and Cisco #3 Lode Mining Claims, designated and described as:

Survey No. 6777, embracing a portion of Sections 6, 7, and 8, Township 10 North, Range 1 East, San Bernardino Meridian, in the County of San Bernardino, State of California, according to the official plat thereof.

Lessor leases with an option to purchase to Lessee and Lessee hires from Lessor the above patented mining claims for a period of twenty years beginning on March 15, 2010 and ending March 15, 2030 upon the following terms and conditions which are hereby mutually agreed upon.

1.

Lessee shall pay $50,000 US Dollars to the Lessor on or before March 15, 2010 in the form of a cashier’s check or bank wire transfer to the Lessors bank account as consideration for the execution of this lease.

2.

Lessee shall transfer ownership of 1% of the outstanding common shares of Athena Silver Corp. to the Lessor on or before March 15, 2010 as consideration for the granting of this option to purchase.

3.

In the event of the issuance of any additional common or preferred stock or warrants during the first five years of the lease, then the Lessor shall be issued such additional shares or warrants at no cost to the Lessor as shall be required for the Lessor to retain an undiluted equity interest in said corporation. Issuance of any stock which shall be required to avoid said dilution shall be issued on an annual basis on March 15 of each year. (i.e. March 15, 2011, March 15, 2012, March 15, 2013, March 15, 2014, and March 15, 2015)

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4.

The Lessor shall retain a three percent gross royalty on any production of any products from said property.  Said royalty shall be paid on all production or income of any kind which shall include but is not limited to: Gold, Silver, Barite, Sand, Oil, Gas, Gravel, Stone and Tipping fees if the property is used as a landfill.  However Lessor hereby agrees to waive said royalty during the first five years of the lease, from March 15, 2010 to March 15, 2015.  Said Royalty shall terminate 180 days after the transfer date if the option to purchase is exercised.

5.

Lessee shall pay $60,000 US Dollars to the Lessor on or before March 15, 2011, plus 1% of the outstanding common stock shares on the Athena Silver Corp as of March 15, 2011 as rent for the period march 15, 2010 to March 15, 2011. In the event of the issuance of any additional common or preferred stock or warrants during the first five years of the lease, then the Lessor shall be issued such additional shares or warrants at no cost to the Lessor as shall be required for the Lessor to retain an undiluted equity interest in said corporation. Issuance of any stock which shall be required to avoid said dilution shall be issued on an annual basis on March 15 of each year. (i.e. March 15, 2011, March 15, 2012, March 15, 2013, March 15, 2014, and March 15, 2015)

6.

Lessee shall pay Lessor $70,000 US Dollars on or before March 15, 2012 as rent for the period March 15, 2011 to March 15, 2012.

7.

Lessee shall pay Lessor $80,000 US Dollars on or before March 15, 2013 as rent for the period March 15, 2012 to March 15, 2013.

8.

Lessee shall pay Lessor $90,000 US Dollars on or before March 15, 2014 as rent for the period March 15, 2013 to March 15, 2014.

9.

Lessee shall pay Lessor $100,000 US Dollars on or before March 15, 2015 as rent for the period March 15, 2014 to March 15, 2015.

10.

Lessee shall pay Lessor $100,000 US Dollars or the current price of 10,000 troy ounces of silver(whichever is higher) plus the royalty described in paragraph #4  on the production for the 12 months preceding each payment date on each of the following dates:

a.

March 15, 2016 (rent for March 15, 2015 to March 15, 2016)

b.

March 15, 2017 (rent for March 15, 2016 to March 15, 2017)

c.

March 15, 2018 (rent for March 15, 2017 to March 15, 2018)

d.

March 15, 2019 (rent for March 15, 2018 to March 15, 2019)

e.

March 15, 2020 (rent for March 15, 2019 to March 15, 2020)

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11.

Lessee shall pay Lessor $150,000 US Dollars or the current price of 15,000 troy ounces of silver(whichever is higher) plus the royalty described in paragraph #4  on the production for the 12 months preceding each payment date on each of the following dates:

a.

March 15, 2021 (rent for March 15, 2020 to March 15, 2021)

b.

March 15, 2022 (rent for March 15, 2021 to March 15, 2022)

c.

March 15, 2023 (rent for March 15, 2022 to March 15, 2023)

d.

March 15, 2024 (rent for March 15, 2023 to March 15, 2024)

e.

March 15, 2025 (rent for March 15, 2024 to March 15, 2025)

12.

Lessee shall pay Lessor $200,000 US Dollars or the current price of 20,000 troy ounces of silver(whichever is higher) plus the royalty described in paragraph #4  on the production for the 12 months preceding each payment date on each of the following dates:

a.

March 15, 2026 (rent for March 15, 2025 to March 15, 2026)

b.

March 15, 2027 (rent for March 15, 2026 to March 15, 2027)

c.

March 15, 2028 (rent for March 15, 2027 to March 15, 2028)

d.

March 15, 2029 (rent for March 15, 2028 to March 15, 2029)

e.

March 15, 2030 (rent for March 15, 2029 to March 15, 2030)

13.

Lessee shall have the option to terminate the lease without penalty on the due date of each lease payment by giving written notice of the termination to Lessor 30 days prior to the lease payment date.  However the lease payment due for the year ending on the payment date and any accrued royalties shall be due and payable on the date of termination and any royalties due for any silver which has been produced but is still in the shipping and smelting pipeline shall be due and payable upon payment by the smelter. In the event of lease termination the Lessee shall continue to be obligated to comply with any governmental laws, regulations or requirements related to the Lessees prior activities on subject property.  Said Liability shall include but is not limited to complying with all environmental laws, requirements and regulations such as lawful disposal of hazardous waste and/or returning the property to its original configuration if required by governmental authorities.  In the event said governmental requirements have not been complied with within 60 days of termination or surrender of lease, Lessor shall have the option of hiring qualified individuals or contractors to perform such activities as shall be required to ensure compliance with all applicable governmental laws, regulations and requirements.  Lessee shall reimburse Lessor for the actual costs incurred by Lessor, in complying with said law, regulations and requirements.  Said reimbursement shall be paid to Lessor by the Lessee within 10 days of written notice.

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14.

Lessee shall provide Lessor with legible copies of all pertinent assays, drill logs, contracts, documents, and reports, etc., dealing with permitting, feasibility and operation etc., of the Langtry property as no cost to the Lessor during the term of the lease.  Copies of said documents shall be mailed or electronically forwarded to the Lessor on or before the 15th day of each month during the term of the lease.

15.

Lessee is hereby granted the option to purchase the subject property during the term of the lease for the following price: payment to Lessor of $9,000,000 US Dollars or the current price of 450,000 troy ounces of silver (whichever is higher). Note: the exercise of the option to purchase shall be contingent upon all payments due to the Lessor which are enumerated in this document being paid in full prior to the transfer date.

16.

In the event the Lessee desires to exercise the option to purchase the Lessee shall give written notice to the Lessor of intent to exercise the option as least 30 days prior to March 15.  The actual transfer date and delivery of funds shall be the March 15 following the receipt of said notice by Lessor.

17.

In the event that the option to purchase is exercised the royalty payments shall cease 180 days after the recording of the deed.

18.

In the event the exercise of the option to purchase the payment of all transaction costs such as transfer tax, and recording fees, etc. shall be paid by the buyers.  Title insurance and escrow costs shall be paid by buyer if the buyer desires title insurance or escrow.

19.

Prior to execution of this lease the Lessee shall purchase a General Liability Insurance Policy in the amount of Two Million Dollars ($2,000,000).  Said policy shall name Bruce D and Elizabeth K Strachan and the Strachan’s Trust as co-insured or additional insured.  Lessee shall maintain said policy in force during the term of the lease.  Lessee shall provide a legible copy of said policy to the Lessor.

20.

During the term of the lease all taxes and or assessments levied by any governmental agency on the leased property (APN 0517-251-05-0-000) shall be paid by the Lessee prior to their due date.

21.

Lessee shall maintain in good standing a Workman’s Compensation Insurance Policy at all times during the term of the lease when employees are employed on the leased property.  This insurance requirement shall also apply to the employees of all contractors who may be engaged in any activity on the leased property.  Lessee shall provide a legible copy of said policies to the Lessor.

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22.

In the event that any lease payment installment is 10 days past due the Lessee shall pay a late charge of ten percent (10%) of said installment.

23.

 In the event that one or more of the following items are 30 days past due the lease shall be deemed to be breached and the Lessor shall have the option to cancel and terminate the lease and option to buy.

a.

Lease payment installment

b.

Payment of any tax or assessment which is due to any governmental agency

c.

Payment of premium on general liability insurance policy

d.

Payment of any premium on Workman’s Compensation Insurance by Lessee and/or Lessee’s contractors

e.

Payment of reimbursement or indemnification as specified in paragraph #25 and #26.

24.

In the event that the lease with option to purchase is terminated due to a breach of the lease by the Lessee then the Lessee shall continue to be obligated to comply with any governmental laws, regulations or requirements related to the Lessees prior activities on subject property.  Said Liability shall include but is not limited to complying with all environmental laws, requirements and regulations such as lawful disposal of hazardous waste and/or returning the property to its original configuration if required by governmental authorities.  In the event said governmental requirements have not been complied with within 60 days of termination or surrender of lease, Lessor shall have the option of hiring qualified individuals or contractors to perform such activities as shall be required to ensure compliance with all applicable governmental laws, regulations and requirements.  Lessee shall reimburse Lessor for the actual costs incurred by Lessor, in complying with said law, regulations and requirements.  Said reimbursement shall be paid to Lessor by the Lessee within 10 days of written notice.

25.

 Lessee hereby agrees to indemnify and hold harmless the Lessor in the event that any action by Lessee or Lessee’s employees, Lessee’s agents, Lessee’s animals, or Lessee’s contractor’s results in any court judgment against the Lessor or governmental fine levied on the Lessor which is not paid in full by Lessee’s insurance.

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26.

Lessee hereby agrees to reimburse Lessor for all legal expenses (such as attorney’s fees, court filing fees and private investigator fees) which are incurred by Lessor due to any action by Lessee or Lessee’s employees, Lessee’s animals, Lessee’s agent, or Lessee’s contractors which causes the Lessor to be named as a defendant or a co-defendant in a legal action which are not paid in full by Lessee’s insurance.  Said reimbursement and/or indemnification shall be paid by Lessee to Lessor with in ten (10) days of presentation of request for reimbursement and/or indemnification by Lessor.  Mailing to last known address of Lessee by certified mail shall be deemed to be presentation.

27.

For determining the lease payments, the current price of silver shall be defined as the average price of the London fixing as reported in the Wall Street Journal or another reliable source for the calendar month immediately preceding the due date of each lease payment.  For determining the purchase price the current price of silver shall be defined as the average price of the London fixing price as reported in the Wall Street Journal or another reliable source for the calendar month preceding the transfer date.

28.

Lessee hereby declares its intent to expend a minimum of $2,000,000 US Dollars in permitting and other preproduction expenses prior to March 15, 2015.  Failure by the Lessee to provide documentation of the expenditure of $2,000,000 US Dollars on said expenses shall be deemed to be a breach of lease with option to purchase and the Lessor shall have the option to terminate this lease with option to purchase contract on or after March 15, 2015 by giving 30 days written notice to the Lessee.

29.

Lessee covenants and agrees with the Lessors that it will carry out operations on the mining property in a careful and miner like manner and in accordance with all applicable mining laws and regulations of the County of San Bernardino and the State of California and the United States of America.

30.

Lessee shall have the right at any time prior to the termination, forfeiture or surrender of this lease or with in 60 days thereafter, to remove any and all facilities placed by it on the property, including, without limitation, structures, buildings, machinery, tools and equipment.  Any such structures, buildings, machinery, tools equipment and other facilities not removed prior to the expiration of said period of 60 days shall be deemed abandoned by Lessee and shall become and remain the property of Lessor.  Lessor shall have the right of first refusal to purchase said facilities if such facilities are offered for sale during the term of this lease or at termination, forfeiture or surrender of this lease.

31.

Except as provided in paragraph #30 of this document, upon termination, forfeiture or surrender of this lease, the leased property shall revert in its entirety to the Lessor unless the option to purchase has been exercised.

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32.

This lease shall be binding upon and insure to the benefit of the parties their respective successors and assigns.  Written notice of any assignment or sublease shall be given to Lessor.  Lessee shall deliver to Lessor a complete and true copy of any assignment or sublease with in 10 days of execution of said documentation.

33.

Lessee shall have the right to assign this agreement, however Athena Minerals Inc., shall be obligated to make all payments and to perform all other requirements which are enumerated in this document in the event of default by the assignee.

34.

This lease sets forth the entire understanding between the parties and may be modified or amended only in writing by an instrument signed by both parties.

35.

This lease shall be governed by and interpreted in accordance with the laws of the State of California.

36.

Any dispute between Lessor and Lessee except for the payment of the annual minimum rent arising out of this lease shall be resolved by arbitration in accordance with the rules of the American Arbitration Association then obtaining and any party desiring to arbitrate any dispute shall initiate the process by filing a written request for arbitration with the American Arbitration Association specifying the dispute to be arbitrated.

37.

Lessor or its representative, upon 10 days advanced notice may examine the Lessee’s books and records and income tax returns to the extent necessary to confirm the accuracy and completeness of payments under this lease.

38.

Lease payments, royalty payments and notices shall be mailed to Lessor at the following address or at such other location as Lessor may designate:

a.

P.O. Box 577

Joshua Tree, CA  92252-0577

39.

Notices to the Lessee shall be mailed to the following address or such other location as designated by the Lessee:

a.

P.O. Box 114

The Sea Ranch, CA  95497

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40.

Time is of the essence, therefore the Lessor shall have the option to terminate this lease with option to purchase until the Lessor has received all of the following items:

a.

$50,000 US Dollars in the form of a bank cashiers check or bank wire transfer to the Lessor's bank account

b.

1% of the outstanding shares of common stock of Athena Silver Corp as specified in paragraph #2

c.

A copy of the corporate resolution signed by the Board of Directors which authorizes the lease of the Langtry property

d.

A copy of the General Liability policy specified in paragraph #19 or a binder for such policy issued by an authorized agent of an insurance company licensed to operate in California

e.

A signed copy of this document executed by an officer of Athena Minerals Inc., who is authorized to sign this document

f.

Escrow cancellation instructions signed by John Power for escrow #7100900194-Chicago Title Co. which the Lessor shall transmit to Chicago Title Co.

41.

Use of Property: Operations

During the term of this lease, lessee shall have:

a.

The exclusive right to explore, prospect, develop. Mine and extract, whether by underground, surface, solution mining or other methods, any and all metals, ores, minerals, mineral substances, gravels, aggregates and materials of all kinds, in, under, upon and that may be produced from the property, including all dump ores, concentrates and precipitates (which collectively are hereinafter referred to as “Products”) and to store, stockpile, remove, ship, treat, process, sell and dispose of products;

b.

The exclusive right to carry on general mining, milling and/or refining operations pertaining to the property or other property, on the surface or through underground workings on the property as the Lessee, in its sole discretion, determine is necessary or appropriate;

c.

The exclusive right to use any part of the property for tailing ponds, waste dumps, aggregate storage and for any other purposes incident to underground or surface mining operations on the property;

d.

The exclusive right to construct, use and maintain in or upon the property and the surface thereof such structures, mining machinery, equipment, tools, ore bins, roads, shafts, incline, tunnels, drifts, open pits, pipelines, telephone lines, electric transmission lines, water storage and transmission facilities and pipelines, concentrating or other milling facilities, gravel crushers, buildings, shops and other facilities as Lessee may deem advisable;

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e.

The exclusive right to use any surface and underground water and water rights or timber rights now existing or subsequently discovered, developed or obtained in or upon or appurtenant to the property and to use all reciprocal rights which the property may have with respect to other properties in the area;

f.

The rights to do all things which are incidental to or which may be useful, desirable or convenient in Lessee’s exercise of any or all of the rights granted to Lessee.

42.

 Lessor hereby covenants and agrees to cooperate with Lessee in the endeavor to obtain permits and to consummate a successful mining operation (for example signing applications, etc.)

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Lessee: Athena Minerals Inc.

/s/ John C. Power

President/ CEO

John C. Power

Title

Date: 03-11-2010

Lessor: Bruce D. Strachan as Trustee of the Bruce and Elizabeth Strachan Revocable Living Trust dated 7-25-2007

/s/ Bruce D. Strachan

Bruce D. Strachan

Date: 03-07-2010

Lessor: Elizabeth K. Strachan as Trustee of the Bruce and Elizabeth Strachan Revocable Living Trust dated 7-25-2007

/s/ Elizabeth K. Strachan

Elizabeth K. Strachan

Date: 03-07-2010

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